EXHIBIT 10.17
THIS DEED is made on the              21st      day of            July                        2010

BETWEEN:

1.	WDX ORGANISATION LIMITED (registered in England and Wales under number 06584607) whose registered office is at 83 Askew Crescent, Shepherds bush, London W12 9DW (the “Borrower”); and

2.	FLEX FUELS ENERGY INC a Nevada Corporation (IRS Employer Identification No -20-5242826) having a principal office at 502 East John Street, Carson City, Nevada, 89706, USA (the “Lender”).

RECITALS:

A.
The Lender and the Borrower entered into a loan agreement on 1 May 2009 under which the Lender made available to the Borrower a £150,000 loan facility (the “Original Loan”) which has been drawn down in full by the Borrower and remains outstanding (the “Loan Agreement”).

B.
The Lender and the Borrower also entered into an option and funding agreement dated 1 May 2009 under which, among other things, the Lender was granted certain options over shares in the capital of the Borrower (the “Options”) and the Lender made available a £450,000 loan facility to the Borrower (the “Option Loan”) which has been drawn down in full by the Borrower and remains outstanding (the “Option and Funding Agreement”).

C.
As at the date of this Deed, the Options have been exercised in full and the shares arising on exercise of the Options have been allotted and issued to the Lender pursuant to the terms of the Option and Funding Agreement and the Borrower’s articles of association.

D.
The Borrower and the Lender have agreed to consolidate the Option Loan with the Original Loan on the terms of the Loan Agreement as varied by this Deed.  In consideration of doing so, immediately following such consolidation and variation in accordance with this Deed, the Borrower and the Lender have agreed to terminate the provisions of the Option and Funding Agreement.

OPERATIVE PROVISIONS

THIS DEED WITNESSES as follows:

1.	INTERPRETATION

1.1	The term “Deed” means this deed of variation of a loan agreement dated 1 May 2009 which shall include the Recitals and the Operative Provisions.

1.2	Unless a contrary intention is indicated:

1.2.1	words, expressions and the interpretational references as set out in the Loan Agreement shall have the same meanings in this Deed.

1.2.2	references to Clauses are to clauses of this Deed.

1.3	Headings in this Deed are inserted for convenience only and shall be ignored in construing this Deed.

2.	VARIATION OF THE LOAN AGREEMENT

2.1	This Deed is supplemental to and varies the Loan Agreement.

2.2	With effect from the date of this Deed the Loan Agreement shall be varied as follows:

2.2.1	Clause 1.1 of the Loan Agreement shall be varied by the insertion of a new definition at the beginning of clause 1.1, being:

“this Agreement” means this Agreement as the same is amended, replaced, supplemented, restated and/or varied from time to time by agreement between them;”

2.2.2	The definition of the term “Articles” in clause 1.1 of the Loan Agreement shall be deleted entirely and replaced with the following:

“Articles                  the articles of association of the Borrower as may be in force from time to time;”

2.2.3	The definition of the term “Free Cash” shall be deleted entirely;

2.2.4
The definition of the term “Finance Documents” in clause 1.1 of the Loan Agreement shall be varied such that this Deed shall be designated a Finance Document by the Borrower and the Lender for the purpose of part (d) of that definition;

2.2.5	The definition of the term “Investment Agreement” in clause 1.1 of the Loan Agreement shall be deleted entirely and replaced with the following:

“Investment Agreement                                       the investment agreement relating to the Borrower in the agreed form between the Founders (1); the Lender (2); and the Borrower as the same may be amended, replaced, supplemented, restated and/or varied from time to time by agreement between them;”

2.2.6	The definition of the term “Lender’ Solicitors” in clause 1.1 of the Loan Agreement shall be deleted entirely;

2.2.7	The definition of the term “Listing” in clause 1.1 of the Loan Agreement shall be deleted entirely and replaced with the following:

“Listing                  as such expression is defined in the Articles;”

2.2.8	The definition of the term “Sale” in clause 1.1 of the Loan Agreement shall be deleted entirely and replaced with the following:

“Sale                  as such expression is defined in the Articles;”

2.2.9
The definition of the term “Transaction Document” in clause 1.1 of the Loan Agreement shall be varied such that this Deed shall be designated a Transaction Document by the Borrower and the Lender for the purpose of that definition;

2.2.10	The first sentence of clause 2.1 of the Loan Agreement shall be deleted and replaced with the following new clause 2.1:

“Subject to the terms of this Agreement, including in particular but without limitation to Clause 2.2, the Lender agrees to make available to the Borrower a term loan facility of up to £600,000 (six hundred thousand pounds sterling). In making the Loan, the Lender is relying on the Warranties.”

2.2.11	The first sentence of clause 4.1 (Calculating interest) of the Loan Agreement shall be deleted entirely and replaced with the following new clause 4.1:

“Interest shall accrue from day to day on the Loan outstanding and shall be calculated at the applicable rate (as set out in Clause 4.2) compounded annually from the date of this Agreement until the Repayment Date in respect of that part of the Loan repaid on each such Repayment Date, on the basis of the actual number of days elapsed in a 365-day year.”

2.2.12	Clauses 6.1 to 6.3 (Repayment) (inclusive) of the Loan Agreement shall be deleted in their entirety and replaced with the following new clauses 6.1, 6.2 and 6.3:

“6.1	The Borrower shall repay the Loan to the Lender in the amounts and on the dates set out below:

6.1.1           £50,000 on 30 June 2013;

6.1.2           £225,000 on 30 June 2014;

6.1.3           £325,000 on 30 June 2015,

together with all accrued interest (whether or not compounded at such time) on such principal amount calculated down to each such Repayment Date.

6.2
Immediately prior to or simultaneous with the occurrence of a Sale or a Listing, and prior to any distribution to any of the holders of shares in the Borrower in respect of their shares, the Loan (and all accrued interest and all other sums due in respect of the Loan) shall become immediately repayable in full by the Borrower.

6.3
The Borrower may, on giving not less than ten Business Days written notice to the Lender (which once given shall be irrevocable), prepay the whole or any part of the Loan to the Lender at any time provided that:

6.3.1
the notice specifies the amount and the date of the prepayment which, if it is less than the whole of the principal outstanding under the Loan, must be a minimum of £[30,000] and tranches of not less than £10,000;

6.3.2
the Borrower at the same time pays all unpaid interest accrued on such prepaid amount together with all other amounts due on that prepaid amount, in each case calculated down to the date of prepayment.

2.2.13	Clauses 6.4 and 6.5 of the Loan Agreement shall be deleted in their entirety;

2.2.14	Clause 6.6 of the Loan Agreement shall be re-numbered as clause 6.4;

2.2.15	The Address for service set out in Clause 18.2.2 shall be replaced by the following:

“Address:  Flex Fuels Energy Inc, c/o 3rd Floor, 14 South Molton Street, London, W1K 5QP”

2.2.16	The fax number for service set out in Clause 18.2.2 shall be replaced by the following:

“Fax number:  08450 038 045”

2.2.17	Schedule 2 (Drawdown Notice) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“Schedule 2 – Drawdown Notice
To:   Flex Fuels Energy Inc (the Lender)
[address for service of notices]

From: WDX Organisation Limited (the Borrower)
83 Askew Crescent
Shepherds Bush
London W12 9DW
United Kingdom

Date:                 [                 ]

Dear Sirs

Loan Agreement dated 1 May 2009 between the Borrower (1); the Lender (2) as amended by a Deed of Variation of a Loan Agreement dated2010 (the Loan Agreement)
1.	We refer to the above Loan Agreement. Expressions defined in the Loan Agreement will have the same meaning in this notice.

2.	We hereby give to you notice that we wish to drawdown the sum of £● (●[amount in words] pounds sterling) upon the terms and subject to the conditions contained in the Loan Agreement as follows:

Bank Name:                                      [insert]

Bank Address:                                      [insert]

Sort Code:                                      [insert]

Account Number:                                                [insert]

Account Name:                                      [insert]

3.	As at the date of this Drawdown Notice:

3.1	the Warranties are true, accurate and not misleading in all material respects; and

3.2	no Event of Default has occurred and is continuing or would result from the proposed drawdown.

Yours faithfully

Signed for and on behalf of

WDX Organisation Limited”

save that it is hereby acknowledged that, as at the date of this Deed, the Borrower has drawn down the full amount of the Loan (as varied by this Deed) in the amount of £600,000.

2.3	The Borrower irrevocably agrees that notwithstanding the variation of the Loan Agreement effected by this Deed, save as amended by this Deed:

2.3.1
each Finance Document to which it is a party remains in full force and effect and its obligations thereunder continue to be legal, valid and binding and enforceable in accordance with their respective terms;

2.3.2	nothing contained in this agreement shall discharge the liability of any of the Borrower to meet any of its obligations under the Finance Documents;

2.3.3
all security granted by each the Borrower in favour of the Lender pursuant to the Debenture remains in full force and effect and extends to all liabilities and obligations of the Borrower to the Lender in respect of the Loan and under the Loan Agreement, in each case as varied by this Deed;

2.3.4
the provisions of the Loan Agreement shall continue in full force and effect and there shall be no deemed waiver by any party to the Loan Agreement of any of the obligations of any such party by virtue of the signing of this Deed.

2.4
Except as herein expressly varied, the terms and conditions of each Transaction Document are hereby confirmed by the parties, and any reference therein to the “Loan Agreement” shall, unless the context otherwise requires, be construed as a reference to the Loan Agreement as varied by this Deed.

2.5	To the extent there is any conflict between the provisions of the Loan Agreement and this Deed the provisions of this Deed shall prevail.

3.	REPRESENTATIONS

The Borrower confirms that each of the representations and warranties set out in Clause 8 of the Loan Agreement is true as at the date of this Deed, except that for the purposes of confirming the warranties, the references to “Finance Documents” in Clause 8.2.5 of the Loan Agreement shall be read and construed as references to this Deed.

4.	CONTINUATION OF RELEVANT AGREEMENTS

Each of the parties to this Deed hereby acknowledges that except as herein expressly varied, all other provisions the Loan Agreement (as varied by this Deed) shall remain in full force and effect notwithstanding the variations made pursuant to this Deed.

5.	COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which is an original and which, when executed shall be an original and which together shall have the same effect as if each party had executed the same document.

6.	GENERAL

6.1	The parties hereby agree to take all steps and execute and deliver all documents or deeds or notices necessary (at the cost of the Borrower) in order to give effect to the provisions of this Deed.

6.2	Save as set out in this Deed, the provisions of clauses 13, 14, 16, 18 and 21 of the Loan Agreement shall apply, mutatis mutandis, to this Deed.

6.3
This Deed and any dispute or claim arising out of or in connection with it or its subject matter (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

6.4
The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its subject matter (including non-contractual disputes or claims).

IN WITNESS WHEREOF the parties have executed this Deed which is delivered the day and year first before written.

Executed as a deed by WDX Organisation Limited acting by a director in the presence of	)	/s/ E M King
)
	)	Director

/s/ Herdeep Sian

Signature of witness

Name Herdeep Sian

Address Staple Court, 11 Staple Inn Buildings, London WC1V 7QH

Occupation Solicitor

Executed as a deed by Flex Fuels Energy, Inc acting by its duly authorised officer Thomas Barr in the presence of:	)
	)	/s/ T Barr
	)	Authorised officer

/s/ Herdeep Sian

Signature of witness

Name Herdeep Sian

Address Staple Court, 11 Staple Inn Buildings, London WC1V 7QH

Occupation Solicitor